Exhibit 23.1



                         Consent of Independent Auditors

         We consent to incorporation by reference in this Registration Statement on Form S-8 of Pinnacle Systems, Inc. of our reports dated July 17, 1996 appearing in the Annual Report on Form 10-K of Pinnacle Systems, Inc. for the year ended June 30, 1996.




KPMG Peat Marwick, LLP
Palo Alto, California
November 27, 1996